UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2008

PINNACLE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway, Las Vegas, Nevada	89169
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

To the extent applicable, the information contained in Item 5.02 below is hereby incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Amendment to the 2005 Equity and Performance Incentive Plan

On May 20, 2008, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Pinnacle Entertainment, Inc. (the “Company”), the stockholders approved an amendment (the “Amendment to the 2005 Plan”) to the Company’s 2005 Equity and Performance Incentive Plan (the “2005 Plan”) and re-approved the “performance-based” compensation provisions of the 2005 Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Amendment to the 2005 Plan was approved by the Company’s Board of Directors (the “Board”) on February 25, 2008, subject to stockholder approval. The decision to submit the “performance-based” compensation provisions of the 2005 Plan for stockholder re-approval was made by the Board on the same date.

The Amendment to the 2005 Plan increases by 1,750,000 the maximum number of shares of the Company’s common stock that may be issued or subject to awards under the 2005 Plan. The Amendment to the 2005 Plan also increases the maximum number of awards under the 2005 Plan that may be issued as incentive stock options from 3,000,000 to 4,750,000 shares and makes other technical amendments to the 2005 Plan, including removal of the changes to the 2005 Plan made by a prior amendment which changes never became operative. Following the Amendment to the 2005 Plan, up to an aggregate of 4,750,000 shares of common stock of the Company, plus certain shares subject to awards granted under specified prior plans and arrangements, are authorized for issuance under the 2005 Plan. Pursuant to its terms, the 2005 Plan is intended to comply with Section 162(m) of the Code and the regulations promulgated thereunder, resulting in the tax deductibility of amounts payable under the 2005 Plan to the Chief Executive Officer or other named executive officers whose compensation is “performance-based” compensation. The stockholders’ re-approval of the “performance-based” compensation provisions of the 2005 Plan extends the time that the Company can make incentive awards (i.e., awards other than stock options and stock appreciation rights) that will qualify as “performance-based” compensation under Section 162(m) of the Code until the first duly constituted meeting of stockholders of the Company that occurs in 2013.

A more detailed description of the terms of the 2005 Plan, as amended, is contained in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2008. The foregoing summary is qualified in its entirety by the full text of the 2005 Plan, as amended, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to the Amended and Restated Directors Deferred Compensation Plan

On May 20, 2008, at the Annual Meeting of the Company, the stockholders approved an amendment (the “Amendment to the Directors Plan”) to the Company’s Amended and Restated Directors Deferred Compensation Plan (the “Directors Plan”). The Amendment to the Directors Plan was approved by the Board on February 25, 2008, subject to stockholder approval.

The Amendment to the Directors Plan increases by 50,000 the maximum number of shares of the Company’s common stock that may be issued or subject to awards under the Directors Plan and makes other technical amendments. Following the Amendment to the Directors Plan, up to an aggregate of 325,000 shares of common stock of the Company are authorized for issuance under the Directors Plan. The Amendment to the Directors Plan also replaces references to the Company’s former name with Pinnacle Entertainment, Inc. The Directors Plan permits each director of the Company to elect to defer receipt of all or a portion of his compensation in his capacity as a director, and to receive such deferred compensation either in the form of cash or in the form of shares of the Company’s common stock. Deferred amounts under the Directors Plan shall be distributed, either in a lump-sum or in installments, following cessation of the participating director’s service as a director of the Company.

A more detailed description of the terms of the Directors Plan, as amended, is contained in the Company’s proxy statement for the Annual Meeting filed with the SEC on April 16, 2008. The foregoing summary is qualified in its entirety by the full text of the Directors Plan, as amended, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Directors Fees

On May 20, 2008, the Board of the Company approved an increase in the annual retainer paid to each non-employee director from $60,000 to $70,000. Of this amount, $60,000 shall be paid annually in cash and $10,000 shall be paid in shares of the Company’s common stock valued at the date of grant. Such shares will be delivered to the director following the director’s cessation of service for any reason. On May 20, 2008, the Board made the annual grant to each non-employee director of $10,000 of the Company’s common stock, representing 681 shares of the Company’s common stock. The remaining $60,000 of the annual retainer will be paid ratably throughout the year.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 10.1	Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan, As Amended

Exhibit 10.2	Amended and Restated Pinnacle Entertainment, Inc. Directors Deferred Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)

Date: May 27, 2008	By:	/s/ Stephen H. Capp
Stephen H. Capp Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan, As Amended

Exhibit 10.2	Amended and Restated Pinnacle Entertainment, Inc. Directors Deferred Compensation Plan